EXHIBIT 99.1

***FOR IMMEDIATE RELEASE***

For: ZIONS BANCORPORATION	Contact: Clark Hinckley
One South Main, Suite 1134	Tel: (801) 524-4787
Salt Lake City, Utah	October 19, 2006
Harris H. Simmons
Chairman/Chief Executive Officer

ZIONS BANCORPORATION REPORTS RECORD EARNINGS OF
$1.42 PER DILUTED SHARE FOR THIRD QUARTER 2006

SALT LAKE CITY, October 19, 2006 – Zions Bancorporation (Nasdaq: ZION) (“Zions” or “the Company”) today reported third quarter net income of $153.7 million, or $1.42 per diluted share. Net income and earnings per share increased 25.0% and 6.0%, respectively, over the $123.0 million, or $1.34 per diluted share for the third quarter of 2005. The return on average common equity was 13.41% for the third quarter of 2006, up from 13.20% for the second quarter of 2006.

All comparisons to the 2005 periods reflect the impact of the Company’s acquisition of Amegy Bancorporation, Inc., which was completed in December 2005.

“We are pleased to again report record quarterly earnings, driven by continued strong loan growth, a relatively stable net interest margin, continued excellent credit quality, and improvements in efficiency,” said Harris H. Simmons, chairman and chief executive officer. “On-balance-sheet loans and leases grew $1.0 billion during the quarter, a very solid performance, as economic activity remained relatively strong throughout most of the West and Southwest,” continued Simmons.

Year-to-date net income for 2006 increased 24.0% to $436.6 million or $4.04 per diluted share compared to $352.0 million, or $3.84 per diluted share for the same period of 2005. The return on

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ZIONS BANCORPORATION
Press Release – Page 2
October 19, 2006

average common equity for the first nine months of 2006 was 13.18% compared to 16.27% for the first nine months of 2005.

Strong Loan Growth
On-balance-sheet net loans and leases were $33.7 billion at September 30, 2006, an increase of approximately $1.0 billion or 12.5% annualized from $32.7 billion at June 30, 2006, and an increase of 40.9% from $23.9 billion at September 30, 2005. Loan growth during the third quarter was in the commercial and commercial real estate categories and was widely diversified geographically.

Deposit Growth
Total deposits at September 30, 2006 increased $387 million to $33.6 billion, an annualized increase of 4.7% from $33.3 billion at June 30, 2006, and increased 32.4% over the balances reported one year ago. Noninterest-bearing demand deposits decreased $414 million during the quarter to $9.8 billion compared to $10.2 billion at June 30, 2006. However, core deposits increased $176 million primarily due to increases in foreign sweep accounts and time deposits under $100,000.

Net Interest Income
Taxable-equivalent net interest income for the quarter was $452.6 million compared to $442.3 million for the second quarter of 2006 and $345.8 million for the third quarter of 2005. For the third quarter of 2006, the net interest margin was 4.58% compared to 4.64% for the second quarter of 2006 and 4.59% for the third quarter of 2005. Net interest income for the third quarter of 2006 increased $10.2 million or 9.3% annualized compared to the second quarter of 2006.

Noninterest Income
For the third quarter of 2006, noninterest income increased to $145.3 million compared with $137.5 million for the second quarter of 2006 and $110.5 million for the third quarter of 2005. Net equity securities gains increased during the quarter primarily due to $12.9 million of net gains on venture capital investments. Net of related minority interest of $9.5 million, income taxes and other expenses, venture

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ZIONS BANCORPORATION
Press Release – Page 3
October 19, 2006

capital investments increased net income by $1.7 million. Loan sales and servicing income decreased primarily because of a pretax impairment charge of $4.1 million on retained interests from certain previous small business loan securitizations; this impairment resulted primarily from increased prepayment speeds.

Noninterest Expense
Noninterest expense for the third quarter of 2006 was $330.0 million compared to $333.0 million for the second quarter of 2006 and $247.7 million for the third quarter of 2005. Salaries and employee benefits increased $4.9 million during the third quarter. The increase was due primarily to increased staffing for sales and business development and to the redeployment of technical staff from the Amegy conversion to other systems conversions whose salaries had previously been charged to merger related expense. Also included in salaries and employee benefits is $4.8 million of stock option compensation expense, up from $4.1 million in the second quarter of 2006.

Merger related expense decreased $6.4 million to $2.5 million for the third quarter of 2006 compared to $8.9 million for the second quarter of 2006, reflecting the completion of certain systems-related conversions for the Amegy acquisition.

The efficiency ratio for the third quarter of 2006 was 55.2% compared to 57.4% for the second quarter of 2006 and 54.3% for the third quarter of 2005. However, the efficiency ratio this quarter was favorably impacted by the inclusion in revenue of the full amount of venture capital gains noted above; adjusted to exclude from revenue the related minority interest, the efficiency ratio would be 56.1%.

Asset Quality
Nonperforming assets were $74.8 million at September 30, 2006 compared to $73.5 million at June 30, 2006 and $83.1 million at September 30, 2005. The ratio of nonperforming assets to net loans and leases and other real estate owned was 0.22% at both September 30, 2006 and June 30, 2006, and down from 0.35% at September 30, 2005.

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ZIONS BANCORPORATION
Press Release – Page 4
October 19, 2006

For the third quarter of 2006, net loan and lease charge-offs were $6.5 million or 0.08% annualized of average loans. This compares with $9.8 million or 0.12% annualized for the second quarter of 2006 and $6.3 million or 0.10% annualized for the third quarter of 2005. The provision for loan losses was $14.4 million for the third quarter of 2006 compared to $17.0 million for the second quarter of 2006 and $12.1 million for the third quarter of 2005. The provision in excess of net charge-offs for the quarter was mainly the result of the Company’s strong loan growth. The combined provisions for loan losses and unfunded lending commitments were $15.4 million for the third quarter of 2006, $16.8 million for the second quarter of 2006, and $12.5 million for the third quarter of 2005.

At September 30, 2006, the allowance for loan losses as a percentage of net loans and leases was 1.06% compared to 1.07% at June 30, 2006 and 1.20% at September 30, 2005. At September 30, 2006, the allowance was 549.7% of nonperforming loans. The combined allowances for credit losses (allowance for loan losses plus the allowance for unfunded lending commitments) were $375.0 million or 1.11% of net loans and leases at September 30, 2006 and $303.1 million or 1.27% at September 30, 2005.

Capital Management
The Company’s tangible common equity ratio was 5.92% at September 30, 2006 compared to 5.54% at June 30, 2006 and 7.06% at September 30, 2005. During the third quarter, retained earnings increased by $115 million and accumulated other comprehensive loss decreased by $59 million, while total assets increased by $636 million.

Weighted average common and common-equivalent shares outstanding for the third quarter of 2006 were 108,061,423 compared to 107,883,374 for the second quarter of 2006 and 91,605,279 for the third quarter of 2005. Common shares outstanding at September 30, 2006 were 106,804,606 compared to 106,611,731 at June 30, 2006 and 90,067,016 at September 30, 2005. The increase year over year results primarily from the issuance of 14,351,115 common shares for the Amegy acquisition.

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ZIONS BANCORPORATION
Press Release – Page 5
October 19, 2006

Acquisition
On September 11, 2006, the Company announced that it had signed a definitive agreement to acquire The Stockmen’s Bancorp, Inc., headquartered in Kingman, Arizona, with approximately $1.2 billion of total assets and 43 offices in Arizona and central California. The merger is subject to approval by regulators and by Stockmen’s shareholders. Upon completion of the transaction, which is expected in the first quarter of 2007, Stockmen’s parent company will merge into Zions and the banking subsidiary will merge into Zions’ subsidiary, National Bank of Arizona.

Conference Call
Zions will host a conference call to discuss these third quarter results at 5:30 p.m. ET this afternoon (October 19, 2006). Media representatives, analysts and the public are invited to listen to this discussion by calling 1-800-299-7089 and entering the passcode 86060861, or via on-demand webcast. A link to the webcast will be available on the Zions Bancorporation Web site at www.zionsbancorporation.com. A replay of the call will be available from approximately 7:30 p.m. ET on Thursday, October 19, through midnight ET on Thursday, October 26, by dialing 1-888-286-8010 and entering the passcode 29236559. The webcast of the conference call will also be archived and available for 30 days.

About Zions Bancorporation
Zions Bancorporation is one of the nation’s premier financial services companies, consisting of a collection of great banks in select high growth markets. Zions operates its banking businesses under local management teams and community identities through over 450 offices and approximately 600 ATMs in ten states: Arizona, California, Colorado, Idaho, Nevada, New Mexico, Oregon, Texas, Utah and Washington. The Company is a national leader in Small Business Administration lending and public finance advisory services. In addition, Zions is included in the S&P 500 and NASDAQ Financial 100 indices. Investor information and links to subsidiary banks can be accessed at www.zionsbancorporation.com.

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ZIONS BANCORPORATION
Press Release – Page 6
October 19, 2006

Forward-Looking Information
Statements in this news release that are based on other than historical data are forward-looking, within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide current expectations or forecasts of future events. These forward-looking statements are not guarantees of future performance, nor should they be relied upon as representing management’s views as of any subsequent date. Forward-looking statements involve significant risks and uncertainties and actual results may differ materially from those presented, either expressed or implied, in this news release. Factors that might cause such differences include, but are not limited to: the Company’s ability to successfully execute its business plans and achieve its objectives; changes in general economic and financial market conditions, either nationally or locally in areas in which the Company conducts its operations; changes in interest rates; continuing consolidation in the financial services industry; new litigation or changes in existing litigation; increased competitive challenges and expanding product and pricing pressures among financial institutions; legislation or regulatory changes which adversely affect the Company’s operations or business; and changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or other regulatory agencies.

Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in the 2005 Annual Report on Form 10-K of Zions Bancorporation filed with the Securities and Exchange Commission (“SEC”) and available at the SEC’s Internet site ( http://www.sec.gov ).

The Company specifically disclaims any obligation to update any factors or to publicly announce the result of revisions to any of the forward-looking statements included herein to reflect future events or developments.

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ZIONS BANCORPORATION AND SUBSIDIARIES
Press Release – Page 7
FINANCIAL HIGHLIGHTS
(Unaudited)

	Three Months Ended			Nine Months Ended
(In thousands, except per share and ratio data)	September 30,			September 30,
	2006	2005	% Change	2006	2005	% Change
EARNINGS
Taxable-equivalent net interest income	$452,606	$345,826	30.88%	$1,323,691	$1,002,034	32.10%
Taxable-equivalent revenue	597,935	456,321	31.03%	1,735,019	1,321,360	31.31%
Net interest income	446,511	340,652	31.08%	1,305,685	986,531	32.35%
Noninterest income	145,329	110,495	31.53%	411,328	319,326	28.81%
Provision for loan losses	14,363	12,107	18.63%	45,897	32,907	39.47%
Noninterest expense	330,028	247,718	33.23%	987,511	729,002	35.46%
Income before income taxes and minority interest	247,449	191,322	29.34%	683,605	543,948	25.67%
Income taxes	83,790	68,200	22.86%	237,869	194,279	22.44%
Minority interest	9,985	152	6,469.08%	9,119	(2,345)	488.87%
Net income	153,674	122,970	24.97%	436,617	352,014	24.03%

PER COMMON SHARE
Net income (diluted)	1.42	1.34	5.97%	4.04	3.84	5.21%
Dividends	0.36	0.36	-	1.08	1.08	-
Book value				43.47	33.30	30.54%

SELECTED RATIOS
Return on average assets	1.36%	1.47%		1.34%	1.45%
Return on average common equity	13.41%	16.41%		13.18%	16.27%
Efficiency ratio	55.19%	54.29%		56.92%	55.17%
Net interest margin	4.58%	4.59%		4.64%	4.57%

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ZIONS BANCORPORATION AND SUBSIDIARIES
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FINANCIAL HIGHLIGHTS (Continued)
(Unaudited)

	Three Months Ended			Nine Months Ended
(In thousands, except share and ratio data)	September 30,			September 30,
	2006	2005	% Change	2006	2005	% Change
AVERAGE BALANCES
Total assets	$44,680,382	$33,218,477	34.50%	$43,710,533	$32,531,725	34.36%
Securities	5,605,249	4,993,735	12.25%	5,849,953	5,091,701	14.89%
Net loans and leases	33,105,716	24,009,024	37.89%	31,834,510	23,343,316	36.38%
Goodwill	1,881,708	638,957	194.50%	1,884,462	640,151	194.38%
Core deposit and other intangibles	175,259	52,276	235.26%	185,619	53,964	243.97%
Total deposits	32,964,029	24,807,387	32.88%	32,390,954	23,945,430	35.27%
Core deposits (1)	29,427,975	23,029,389	27.78%	29,394,957	22,376,328	31.37%
Minority interest	37,854	26,220	44.37%	31,556	25,270	24.88%
Shareholders' equity	4,545,990	2,972,615	52.93%	4,428,182	2,892,162	53.11%

Weighted average common and common-
equivalent shares outstanding	108,061,423	91,605,279	17.96%	107,949,894	91,606,315	17.84%

AT PERIOD END
Total assets				$45,777,747	$33,422,701	36.97%
Securities				5,817,571	4,992,339	16.53%
Net loans and leases				33,706,110	23,930,017	40.85%
Sold loans being serviced (2)				2,796,644	3,561,818	(21.48)%
Allowance for loan losses				356,342	287,237	24.06%
Allowance for unfunded lending commitments				18,637	15,830	17.73%
Goodwill				1,884,328	639,120	194.83%
Core deposit and other intangibles				168,135	47,670	252.71%
Total deposits				33,640,991	25,399,741	32.45%
Core deposits (1)				30,027,827	23,507,531	27.74%
Minority interest				41,158	26,719	54.04%
Shareholders' equity				4,643,166	2,999,173	54.81%

Common shares outstanding				106,804,606	90,067,016	18.58%

Average equity to average assets	10.17%	8.95%		10.13%	8.89%
Common dividend payout	25.00%	26.47%		26.31%	27.74%
Tangible common equity ratio				5.92%	7.06%
Nonperforming assets				74,815	83,101	(9.97)%
Accruing loans past due 90 days or more				20,407	15,836	28.86%
Nonperforming assets to net loans and leases
and other real estate owned at period end				0.22%	0.35%

(1)	Amount consists of total deposits excluding time deposits $100,000 and over.
(2)	Amount represents the outstanding balance of loans sold and being serviced by the Company, excluding conforming first mortgage residential real estate loans.

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ZIONS BANCORPORATION AND SUBSIDIARIES
Press Release – Page 9
FINANCIAL HIGHLIGHTS (Continued)
(Unaudited)

	Three Months Ended
(In thousands, except per share and ratio data)	September 30,	June 30,	March 31,	December 31,	September 30,
	2006			2005
EARNINGS
Taxable-equivalent net interest income	$452,606	$442,261	$428,824	$380,316	$345,826
Taxable-equivalent revenue	597,935	579,772	557,312	497,943	456,321
Net interest income	446,511	436,327	422,847	374,819	340,652
Noninterest income	145,329	137,511	128,488	117,627	110,495
Provision for loan losses	14,363	17,022	14,512	10,116	12,107
Noninterest expense	330,028	333,028	324,455	283,789	247,718
Impairment loss on goodwill	-	-	-	602	-
Income before income taxes and minority interest	247,449	223,788	212,368	197,939	191,322
Income taxes	83,790	78,821	75,258	69,139	68,200
Minority interest	9,985	(343)	(523)	693	152
Net income	153,674	145,310	137,633	128,107	122,970

PER COMMON SHARE
Net income (diluted)	1.42	1.35	1.28	1.32	1.34
Dividends	0.36	0.36	0.36	0.36	0.36
Book value	43.47	41.72	40.95	40.30	33.30

SELECTED RATIOS
Return on average assets	1.36%	1.33%	1.31%	1.38%	1.47%
Return on average common equity	13.41%	13.20%	12.92%	14.82%	16.41%
Efficiency ratio	55.19%	57.44%	58.22%	56.99%	54.29%
Net interest margin	4.58%	4.64%	4.69%	4.62%	4.59%

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ZIONS BANCORPORATION AND SUBSIDIARIES
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FINANCIAL HIGHLIGHTS (Continued)
(Unaudited)

	Three Months Ended
(In thousands, except share and ratio data)	September 30,	June 30,	March 31,	December 31,	September 30,
	2006			2005
AVERAGE BALANCES
Total assets	$44,680,382	$43,782,622	$42,646,242	$36,780,719	$33,218,477
Securities	5,605,249	5,876,065	6,073,692	5,352,093	4,993,735
Net loans and leases	33,105,716	31,900,053	30,468,784	25,982,873	24,009,024
Goodwill	1,881,708	1,884,192	1,887,551	1,060,381	638,957
Core deposit and other intangibles	175,259	185,281	196,551	101,593	52,276
Total deposits	32,964,029	32,175,202	32,023,293	27,605,309	24,807,387
Core deposits (1)	29,427,975	29,303,520	29,453,658	25,467,323	23,029,389
Minority interest	37,854	28,486	28,223	27,079	26,220
Shareholders' equity	4,545,990	4,414,775	4,321,311	3,428,605	2,972,615

Weighted average common and common-
equivalent shares outstanding	108,061,423	107,883,374	107,724,724	96,963,446	91,605,279

AT PERIOD END
Total assets	$45,777,747	$45,142,086	$43,318,029	$42,779,639	$33,422,701
Securities	5,817,571	5,797,079	5,984,115	6,057,212	4,992,339
Net loans and leases	33,706,110	32,682,335	31,140,326	30,126,936	23,930,017
Sold loans being serviced (2)	2,796,644	3,003,101	3,183,992	3,382,603	3,561,818
Allowance for loan losses	356,342	348,475	341,261	338,399	287,237
Allowance for unfunded lending commitments	18,637	17,592	17,841	18,120	15,830
Goodwill	1,884,328	1,881,256	1,884,225	1,887,588	639,120
Core deposit and other intangibles	168,135	177,692	188,384	199,166	47,670
Total deposits	33,640,991	33,254,210	32,872,708	32,642,408	25,399,741
Core deposits (1)	30,027,827	29,851,896	30,179,291	30,127,812	23,507,531
Minority interest	41,158	28,619	28,895	27,551	26,719
Shareholders' equity	4,643,166	4,447,330	4,343,816	4,237,264	2,999,173

Common shares outstanding	106,804,606	106,611,731	106,070,045	105,147,562	90,067,016

Average equity to average assets	10.17%	10.08%	10.13%	9.32%	8.95%
Common dividend payout	25.00%	26.37%	27.71%	25.50%	26.47%
Tangible common equity ratio	5.92%	5.54%	5.51%	5.28%	7.06%
Nonperforming assets	74,815	73,475	96,556	89,063	83,101
Accruing loans past due 90 days or more	20,407	29,434	10,299	17,153	15,836
Nonperforming assets to net loans and leases
and other real estate owned at period end	0.22%	0.22%	0.31%	0.30%	0.35%

(1)	Amount consists of total deposits excluding time deposits $100,000 and over.
(2)	Amount represents the outstanding balance of loans sold and being serviced by the Company, excluding conforming first mortgage residential real estate loans.

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ZIONS BANCORPORATION AND SUBSIDIARIES
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CONSOLIDATED BALANCE SHEETS

	September 30,	June 30,	March 31,	December 31,	September 30,
(In thousands, except share amounts)	2006	2006	2006	2005	2005
	(Unaudited)	(Unaudited)	(Unaudited)		(Unaudited)
ASSETS
Cash and due from banks	$1,616,910	$1,773,829	$1,584,857	$1,706,590	$1,109,202
Money market investments:
Interest-bearing deposits	39,882	87,512	51,942	22,179	13,350
Federal funds sold	72,036	262,959	178,406	414,281	460,167
Security resell agreements	272,643	225,160	238,762	230,282	528,763
Investment securities:
Held to maturity, at cost (approximate market value $655,170,
$620,786, $633,784, $642,258 and $641,737)	662,547	639,593	644,212	649,791	642,687
Available for sale, at market	5,062,409	5,086,840	5,187,979	5,305,859	3,997,593
Trading account, at market (includes $60,331, $50,684,
$34,340, $43,444 and $141,535 transferred as collateral
under repurchase agreements)	92,615	70,646	151,924	101,562	352,059
	5,817,571	5,797,079	5,984,115	6,057,212	4,992,339
Loans:
Loans held for sale	268,305	248,948	311,655	256,236	213,223
Loans and leases	33,583,499	32,576,017	30,958,190	29,996,022	23,823,715
	33,851,804	32,824,965	31,269,845	30,252,258	24,036,938
Less:
Unearned income and fees, net of related costs	145,694	142,630	129,519	125,322	106,921
Allowance for loan losses	356,342	348,475	341,261	338,399	287,237
Loans and leases, net of allowance	33,349,768	32,333,860	30,799,065	29,788,537	23,642,780

Other noninterest-bearing investments	1,005,989	993,379	971,569	938,515	708,368
Premises and equipment, net	587,807	574,154	565,327	564,745	410,800
Goodwill	1,884,328	1,881,256	1,884,225	1,887,588	639,120
Core deposit and other intangibles	168,135	177,692	188,384	199,166	47,670
Other real estate owned	9,986	16,024	24,964	19,966	15,176
Other assets	952,692	1,019,182	846,413	950,578	854,966
	$45,777,747	$45,142,086	$43,318,029	$42,779,639	$33,422,701

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
Noninterest-bearing demand	$9,750,064	$10,163,834	$9,953,003	$9,953,833	$7,725,179
Interest-bearing:
Savings and money market	15,824,048	15,814,128	16,354,901	16,055,754	13,442,012
Time under $100,000	2,154,894	2,030,717	1,959,351	1,938,789	1,554,064
Time $100,000 and over	3,613,164	3,402,314	2,693,417	2,514,596	1,892,210
Foreign	2,298,821	1,843,217	1,912,036	2,179,436	786,276
	33,640,991	33,254,210	32,872,708	32,642,408	25,399,741

Securities sold, not yet purchased	53,802	27,388	55,577	64,654	331,891
Federal funds purchased	2,286,561	1,397,694	1,484,049	1,255,662	1,262,646
Security repurchase agreements	1,108,771	1,169,296	1,096,420	1,027,658	756,631
Other liabilities	657,657	789,222	677,495	592,599	571,583
Commercial paper	265,769	245,126	153,286	167,188	149,089
Federal Home Loan Bank advances and other borrowings:
One year or less	313,259	1,216,848	4,264	18,801	13,063
Over one year	132,854	133,450	134,043	234,488	226,482
Long-term debt	2,633,759	2,432,903	2,467,476	2,511,366	1,685,683
Total liabilities	41,093,423	40,666,137	38,945,318	38,514,824	30,396,809

Minority interest	41,158	28,619	28,895	27,551	26,719

Shareholders' equity:
Capital stock:
Preferred stock, without par value; authorized
3,000,000 shares; issued and outstanding, none	-	-	-	-	-
Common stock, without par value; authorized 350,000,000
shares; issued and outstanding 106,804,606, 106,611,731,
106,070,045, 105,147,562 and 90,067,016 shares	2,240,458	2,218,711	2,197,245	2,156,732	971,002
Retained earnings	2,501,625	2,386,369	2,279,383	2,179,885	2,084,439
Accumulated other comprehensive loss	(89,292)	(148,327)	(123,099)	(83,043)	(52,088)
Deferred compensation	(9,625)	(9,423)	(9,713)	(16,310)	(4,180)
Total shareholders' equity	4,643,166	4,447,330	4,343,816	4,237,264	2,999,173
	$45,777,747	$45,142,086	$43,318,029	$42,779,639	$33,422,701

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ZIONS BANCORPORATION AND SUBSIDIARIES
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CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three Months Ended
(In thousands, except per share amounts)	September 30,	June 30,	March 31,	December 31,	September 30,
	2006	2006	2006	2005	2005
Interest income:
Interest and fees on loans	$638,610	$591,139	$542,784	$458,429	$406,319
Interest on loans held for sale	4,275	4,055	4,046	3,131	2,462
Lease financing	4,690	4,496	4,130	4,010	3,980
Interest on money market investments	6,431	5,910	5,847	13,280	7,723
Interest on securities:
Held to maturity – taxable	2,217	2,209	2,215	1,866	1,827
Held to maturity – nontaxable	5,732	5,683	5,531	5,948	6,066
Available for sale – taxable	66,078	68,995	69,104	56,267	49,339
Available for sale – nontaxable	2,089	2,119	2,339	1,433	808
Trading account	1,621	1,995	2,074	4,038	4,753
Total interest income	731,743	686,601	638,070	548,402	483,277

Interest expense:
Interest on savings and money market deposits	109,410	97,131	86,623	71,093	59,539
Interest on time and foreign deposits	86,635	67,424	59,485	43,740	31,536
Interest on short-term borrowings	46,968	43,475	27,978	24,155	23,213
Interest on long-term debt	42,219	42,244	41,137	34,595	28,337
Total interest expense	285,232	250,274	215,223	173,583	142,625

Net interest income	446,511	436,327	422,847	374,819	340,652
Provision for loan losses	14,363	17,022	14,512	10,116	12,107
Net interest income after provision for loan losses	432,148	419,305	408,335	364,703	328,545

Noninterest income:
Service charges and fees on deposit accounts	41,991	41,414	40,038	34,375	32,233
Loan sales and servicing income	10,972	15,058	15,468	21,315	21,649
Other service charges, commissions and fees	44,711	42,779	39,931	32,973	28,877
Trust and investment management income	5,549	5,312	4,696	4,489	3,923
Income from securities conduit	7,741	8,492	8,406	8,977	8,553
Dividends and other investment income	10,403	9,946	9,209	7,642	6,954
Market making, trading and nonhedge derivative income	3,641	5,444	4,425	1,352	4,069
Equity securities gains (losses), net	13,180	(1,764)	550	1,764	1,089
Fixed income securities gains, net	1,563	5,156	251	423	276
Other	5,578	5,674	5,514	4,317	2,872
Total noninterest income	145,329	137,511	128,488	117,627	110,495

Noninterest expense:
Salaries and employee benefits	190,554	185,643	185,855	154,942	142,590
Occupancy, net	25,807	24,549	24,081	21,388	19,048
Furniture and equipment	20,361	22,737	23,004	19,032	16,979
Legal and professional services	11,386	9,005	8,509	10,012	8,575
Postage and supplies	8,313	8,646	7,715	7,043	6,510
Advertising	6,566	6,814	5,985	6,061	5,875
Impairment losses on long-lived assets	-	-	1,304	2,500	-
Restructuring charges	-	-	17	2,351	-
Merger related expense	2,549	8,906	6,807	3,103	207
Amortization of core deposit and other intangibles	10,716	10,692	10,693	6,092	3,684
Provision for unfunded lending commitments	1,045	(249)	(279)	277	435
Other	52,731	56,285	50,764	50,988	43,815
Total noninterest expense	330,028	333,028	324,455	283,789	247,718

Impairment loss on goodwill	-	-	-	602	-

Income before income taxes and minority interest	247,449	223,788	212,368	197,939	191,322
Income taxes	83,790	78,821	75,258	69,139	68,200
Minority interest	9,985	(343)	(523)	693	152
Net income	$153,674	$145,310	$137,633	$128,107	$122,970

Weighted average shares outstanding during the period:
Basic shares	106,285	106,001	105,472	95,002	89,980
Diluted shares	108,061	107,883	107,725	96,963	91,605

Net income per common share:
Basic	$1.45	$1.37	$1.30	$1.35	$1.37
Diluted	1.42	1.35	1.28	1.32	1.34

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ZIONS BANCORPORATION AND SUBSIDIARIES
Press Release – Page 13
CONSOLIDATED STATEMENTS OF INCOME (Continued)
(Unaudited)

	Nine Months Ended
(In thousands, except per share amounts)	September 30,
	2006	2005
Interest income:
Interest and fees on loans	$1,772,533	$1,137,487
Interest on loans held for sale	12,376	6,683
Lease financing	13,316	12,069
Interest on money market investments	18,188	18,402
Interest on securities:
Held to maturity – taxable	6,641	5,465
Held to maturity – nontaxable	16,946	18,057
Available for sale – taxable	204,177	145,361
Available for sale – nontaxable	6,547	2,498
Trading account	5,690	15,832
Total interest income	2,056,414	1,361,854

Interest expense:
Interest on savings and money market deposits	293,164	149,511
Interest on time and foreign deposits	213,544	75,980
Interest on short-term borrowings	118,421	67,994
Interest on long-term debt	125,600	81,838
Total interest expense	750,729	375,323

Net interest income	1,305,685	986,531
Provision for loan losses	45,897	32,907
Net interest income after provision for loan losses	1,259,788	953,624

Noninterest income:
Service charges and fees on deposit accounts	123,443	94,421
Loan sales and servicing income	41,861	56,507
Other service charges, commissions and fees	127,058	83,662
Trust and investment management income	15,557	11,994
Income from securities conduit	24,639	25,989
Dividends and other investment income	29,558	22,398
Market making, trading and nonhedge derivative income	13,510	14,362
Equity securities gains (losses), net	11,966	(3,076)
Fixed income securities gains, net	6,970	422
Other	16,766	12,647
Total noninterest income	411,328	319,326

Noninterest expense:
Salaries and employee benefits	562,052	418,960
Occupancy, net	74,437	56,005
Furniture and equipment	66,102	49,158
Legal and professional services	28,900	24,792
Postage and supplies	24,674	19,796
Advertising	19,365	15,303
Impairment losses on long-lived assets	1,304	633
Restructuring charges	17	92
Merger related expense	18,262	207
Amortization of core deposit and other intangibles	32,101	10,813
Provision for unfunded lending commitments	517	3,148
Other	159,780	130,095
Total noninterest expense	987,511	729,002

Income before income taxes and minority interest	683,605	543,948
Income taxes	237,869	194,279
Minority interest	9,119	(2,345)
Net income	$436,617	$352,014

Weighted average shares outstanding during the period:
Basic shares	105,922	89,901
Diluted shares	107,950	91,606

Net income per common share:
Basic	$4.12	$3.92
Diluted	4.04	3.84

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ZIONS BANCORPORATION AND SUBSIDIARIES
Press Release – Page 14
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
AND COMPREHENSIVE INCOME
(Unaudited)

			Accumulated
			other		Total
	Common	Retained	comprehensive	Deferred	shareholders'
(In thousands)	stock	earnings	income (loss)	compensation	equity

Balance, December 31, 2005	$2,156,732	$2,179,885	$(83,043)	$(16,310)	$4,237,264
Comprehensive income:
Net income for the period		436,617			436,617
Other comprehensive loss, net of tax:
Net realized and unrealized holding losses
on investments and retained interests			(1,865)
Foreign currency translation			646
Reclassification for net realized gains
on investments recorded in operations			(11,693)
Net unrealized gains on derivative instruments			6,663
Other comprehensive loss			(6,249)		(6,249)
Total comprehensive income					430,368
Stock redeemed and retired	(1,439)				(1,439)
Net stock options exercised	79,014				79,014
Reversal of deferred compensation, adoption
of SFAS 123R	(11,111)			11,111	-
Share-based compensation	17,262				17,262
Cash dividends – common, $1.08 per share		(114,877)			(114,877)
Change in deferred compensation				(4,426)	(4,426)
Balance, September 30, 2006	$2,240,458	$2,501,625	$(89,292)	$(9,625)	$4,643,166

Balance, December 31, 2004	$972,065	$1,830,064	$(7,932)	$(4,218)	$2,789,979
Comprehensive income:
Net income for the period		352,014			352,014
Other comprehensive loss, net of tax:
Net realized and unrealized holding losses
on investments and retained interests			(9,122)
Foreign currency translation			(1,313)
Reclassification for net realized gains
on investments recorded in operations			(323)
Net unrealized losses on derivative instruments			(33,398)
Other comprehensive loss			(44,156)		(44,156)
Total comprehensive income					307,858
Stock redeemed and retired	(80,795)				(80,795)
Net stock options exercised and restricted stock issued	79,732				79,732
Cash dividends – common, $1.08 per share		(97,639)			(97,639)
Change in deferred compensation				38	38
Balance, September 30, 2005	$971,002	$2,084,439	$(52,088)	$(4,180)	$2,999,173

Total comprehensive income for the three months ended September 30, 2006 and 2005 was $212,709 and $83,787, respectively.

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ZIONS BANCORPORATION AND SUBSIDIARIES
Press Release – Page 15

Nonperforming Assets
(Unaudited)

(In thousands)	September 30,	June 30,	March 31,	December 31,	September 30,
	2006	2006	2006	2005	2005

Nonaccrual loans	$64,650	$57,249	$71,376	$68,717	$67,248
Restructured loans	179	202	216	380	677
Other real estate owned	9,986	16,024	24,964	19,966	15,176
Total	$74,815	$73,475	$96,556	$89,063	$83,101
% of net loans and leases* and other real
estate owned	0.22%	0.22%	0.31%	0.30%	0.35%

Accruing loans past due 90 days or more	$20,407	$29,434	$10,299	$17,153	$15,836

% of net loans and leases*	0.06%	0.09%	0.03%	0.06%	0.07%

*Includes loans held for sale.

Allowances for Credit Losses
(Unaudited)

	Three Months Ended
(In thousands)	September 30,	June 30,	March 31,	December 31,	September 30,
	2006	2006	2006	2005	2005
Allowance for Loan Losses
Balance at beginning of period	$348,475	$341,261	$338,399	$287,237	$281,428
Allowance of company acquired	-	-	-	49,217	-
Add:
Provision for losses	14,363	17,022	14,512	10,116	12,107
Deduct:
Loan and lease charge-offs	(10,882)	(16,082)	(15,609)	(12,168)	(10,883)
Recoveries	4,386	6,274	3,959	3,997	4,585
Net loan and lease charge-offs	(6,496)	(9,808)	(11,650)	(8,171)	(6,298)
Balance at end of period	$356,342	$348,475	$341,261	$338,399	$287,237

Ratio of allowance for loan losses to net loans
and leases outstanding at period end	1.06%	1.07%	1.10%	1.12%	1.20%

Ratio of allowance for loan losses to nonperforming
loans at period end	549.66%	606.56%	476.67%	489.74%	422.87%

Allowance for Unfunded Lending Commitments
Balance at beginning of period	$17,592	$17,841	$18,120	$15,830	$15,395
Allowance of company acquired	-	-	-	2,013	-
Provision charged (credited) against earnings	1,045	(249)	(279)	277	435
Balance at end of period	$18,637	$17,592	$17,841	$18,120	$15,830

Total Allowances for Credit Losses
Allowance for loan losses	$356,342	$348,475	$341,261	$338,399	$287,237
Allowance for unfunded lending commitments	18,637	17,592	17,841	18,120	15,830
Total allowances for credit losses	$374,979	$366,067	$359,102	$356,519	$303,067

Ratio of total allowances for credit losses to net loans
and leases outstanding at period end	1.11%	1.12%	1.15%	1.18%	1.27%

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ZIONS BANCORPORATION AND SUBSIDIARIES
Press Release – Page 16

Sold Loans Being Serviced
(Unaudited)

	Three Months Ended
(In thousands)	September 30,	June 30,	March 31,	December 31,	September 30,
	2006	2006	2006	2005	2005

Balance at beginning of period	$3,003,101	$3,183,992	$3,382,603	$3,561,818	$2,910,182
New loans sold	46,073	82,553	59,417	100,273	880,808
Payments and other reductions	(252,530)	(263,444)	(258,028)	(279,488)	(229,172)
Balance at end of period	$2,796,644	$3,003,101	$3,183,992	$3,382,603	$3,561,818

Loan Balances By Portfolio Type
(Unaudited)

(In millions)	September 30,	June 30,	March 31,	December 31,	September 30,
	2006	2006	2006	2005	2005

Loans held for sale	$268	$249	$312	$256	$213

Commercial lending:
Commercial and industrial	7,846	7,539	7,261	7,192	4,885
Leasing	420	407	383	373	359
Owner occupied	5,855	5,574	5,159	4,825	4,063
Total commercial lending	14,121	13,520	12,803	12,390	9,307

Commercial real estate:
Construction and land development	7,362	6,958	6,292	6,065	4,471
Term	4,960	4,981	4,847	4,640	4,051
Total commercial real estate	12,322	11,939	11,139	10,705	8,522

Consumer:
Home equity credit line and other
consumer real estate	1,944	1,963	1,892	1,831	1,659
1-4 family residential	4,255	4,244	4,191	4,130	3,574
Bankcard and other revolving plans	281	279	254	207	195
Other	458	453	464	537	437
Total consumer	6,938	6,939	6,801	6,705	5,865

Foreign loans	3	3	3	5	5

Other receivables	200	175	212	191	125
Total loans	$33,852	$32,825	$31,270	$30,252	$24,037

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ZIONS BANCORPORATION AND SUBSIDIARIES
Press Release – Page 17
CONSOLIDATED AVERAGE BALANCE SHEETS, YIELDS AND RATES
(Unaudited)

	Three Months Ended			Three Months Ended
	September 30, 2006			September 30, 2005
(In thousands)	Average	Amount of	Average	Average	Amount of	Average
	balance	interest (1)	rate	balance	interest (1)	rate
ASSETS
Money market investments	$461,418	$6,431	5.53%	$915,954	$7,723	3.35%
Securities:
Held to maturity	643,942	11,036	6.80%	641,745	11,159	6.90%
Available for sale	4,825,151	69,292	5.70%	3,866,988	50,582	5.19%
Trading account	136,156	1,621	4.72%	485,002	4,753	3.89%
Total securities	5,605,249	81,949	5.80%	4,993,735	66,494	5.28%

Loans:
Loans held for sale	259,540	4,275	6.53%	187,692	2,462	5.20%
Net loans and leases (2)	32,846,176	645,183	7.79%	23,821,332	411,772	6.86%
Total loans and leases	33,105,716	649,458	7.78%	24,009,024	414,234	6.85%
Total interest-earning assets	39,172,383	737,838	7.47%	29,918,713	488,451	6.48%
Cash and due from banks	1,458,223			1,123,297
Allowance for loan losses	(351,495)			(284,423)
Goodwill	1,881,708			638,957
Core deposit and other intangibles	175,259			52,276
Other assets	2,344,304			1,769,657
Total assets	$44,680,382			$33,218,477

LIABILITIES
Interest-bearing deposits:
Savings and NOW	$5,298,397	21,223	1.59%	$4,341,774	9,498	0.87%
Money market	10,526,512	88,187	3.32%	9,006,189	50,041	2.20%
Time under $100,000	2,093,886	20,664	3.92%	1,522,194	10,941	2.85%
Time $100,000 and over	3,536,054	40,876	4.59%	1,777,998	14,954	3.34%
Foreign	2,043,999	25,095	4.87%	715,838	5,641	3.13%
Total interest-bearing deposits	23,498,848	196,045	3.31%	17,363,993	91,075	2.08%
Borrowed funds:
Securities sold, not yet purchased	62,661	715	4.53%	503,722	4,660	3.67%
Federal funds purchased and security
repurchase agreements	2,725,315	31,547	4.59%	2,186,773	16,368	2.97%
Commercial paper	246,220	3,375	5.44%	143,239	1,294	3.58%
FHLB advances and other borrowings:
One year or less	832,503	11,331	5.40%	107,606	891	3.29%
Over one year	133,124	1,859	5.54%	226,786	2,885	5.05%
Long-term debt	2,458,900	40,360	6.51%	1,701,575	25,452	5.93%
Total borrowed funds	6,458,723	89,187	5.48%	4,869,701	51,550	4.20%
Total interest-bearing liabilities	29,957,571	285,232	3.78%	22,233,694	142,625	2.55%
Noninterest-bearing deposits	9,465,181			7,443,394
Other liabilities	673,786			542,554
Total liabilities	40,096,538			30,219,642
Minority interest	37,854			26,220
Total shareholders' equity	4,545,990			2,972,615
Total liabilities and shareholders' equity	$44,680,382			$33,218,477

Spread on average interest-bearing funds			3.69%			3.93%
Taxable-equivalent net interest income and
net yield on interest-earning assets		$452,606	4.58%		$345,826	4.59%

(1)	Taxable-equivalent rates used where applicable.
(2)	Net of unearned income and fees, net of related costs. Loans include nonaccrual and restructured loans.

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ZIONS BANCORPORATION AND SUBSIDIARIES
Press Release – Page 18
CONSOLIDATED AVERAGE BALANCE SHEETS, YIELDS AND RATES
(Unaudited)

	Nine Months Ended			Nine Months Ended
	September 30, 2006			September 30, 2005
(In thousands)	Average	Amount of	Average	Average	Amount of	Average
	balance	interest (1)	rate	balance	interest (1)	rate
ASSETS
Money market investments	$482,621	$18,188	5.04%	$865,182	$18,402	2.84%
Securities:
Held to maturity	640,245	32,712	6.83%	640,090	33,245	6.94%
Available for sale	5,053,420	214,249	5.67%	3,919,114	149,204	5.09%
Trading account	156,288	5,690	4.87%	532,497	15,832	3.98%
Total securities	5,849,953	252,651	5.77%	5,091,701	198,281	5.21%

Loans:
Loans held for sale	266,050	12,376	6.22%	190,604	6,683	4.69%
Net loans and leases (2)	31,568,460	1,791,205	7.59%	23,152,712	1,153,991	6.66%
Total loans and leases	31,834,510	1,803,581	7.57%	23,343,316	1,160,674	6.65%
Total interest-earning assets	38,167,084	2,074,420	7.27%	29,300,199	1,377,357	6.29%
Cash and due from banks	1,479,054			1,073,089
Allowance for loan losses	(345,925)			(278,708)
Goodwill	1,884,462			640,151
Core deposit and other intangibles	185,619			53,964
Other assets	2,340,239			1,743,030
Total assets	$43,710,533			$32,531,725

LIABILITIES
Interest-bearing deposits:
Savings and NOW	$5,050,281	51,566	1.37%	$4,322,260	25,498	0.79%
Money market	10,850,821	241,598	2.98%	8,890,776	124,013	1.86%
Time under $100,000	2,012,586	53,998	3.59%	1,463,881	28,398	2.59%
Time $100,000 and over	2,995,997	93,296	4.16%	1,569,102	35,780	3.05%
Foreign	1,964,021	66,250	4.51%	573,938	11,802	2.75%
Total interest-bearing deposits	22,873,706	506,708	2.96%	16,819,957	225,491	1.79%
Borrowed funds:
Securities sold, not yet purchased	60,818	2,052	4.51%	507,137	13,903	3.67%
Federal funds purchased and security
repurchase agreements	2,734,524	86,520	4.23%	2,314,856	44,783	2.59%
Commercial paper	215,100	8,217	5.11%	149,637	3,471	3.10%
FHLB advances and other borrowings:
One year or less	550,737	21,632	5.25%	269,859	5,837	2.89%
Over one year	153,524	6,443	5.61%	227,319	8,587	5.05%
Long-term debt	2,479,316	119,157	6.43%	1,694,642	73,251	5.78%
Total borrowed funds	6,194,019	244,021	5.27%	5,163,450	149,832	3.88%
Total interest-bearing liabilities	29,067,725	750,729	3.45%	21,983,407	375,323	2.28%
Noninterest-bearing deposits	9,517,248			7,125,473
Other liabilities	665,822			505,413
Total liabilities	39,250,795			29,614,293
Minority interest	31,556			25,270
Total shareholders' equity	4,428,182			2,892,162
Total liabilities and shareholders' equity	$43,710,533			$32,531,725

Spread on average interest-bearing funds			3.82%			4.01%
Taxable-equivalent net interest income and
net yield on interest-earning assets		$1,323,691	4.64%		$1,002,034	4.57%

(1)	Taxable-equivalent rates used where applicable.
(2)	Net of unearned income and fees, net of related costs. Loans include nonaccrual and restructured loans.

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